                            News

For Immediate Release

CNO Financial Group Reports Third Quarter 2024 Results
Strong third quarter production; Record annuity collected premiums

Carmel, Ind., October 31, 2024 - CNO Financial Group, Inc. (NYSE: CNO) today reported net income of $9.3 million, or $0.09 per diluted share, in 3Q24 compared to $167.3 million, or $1.46 per diluted share, in 3Q23. Non-economic accounting impacts due to market volatility affected both periods which reduced net income in 2024 and increased it in 2023. Net operating income,(1) which excludes these non-economic accounting impacts, was $119.2 million, or $1.11 per diluted share, in 3Q24 compared to $101.3 million, or $0.88 per diluted share, in 3Q23.

Significant items(6) positively impacted both net income and net operating income(1) by $18.8 million, or $0.17 per diluted share, in 3Q24 compared to $16.9 million, or $0.14 per diluted share, in 3Q23.

“CNO delivered another quarter of excellent net operating income and sales performance, reflecting continued agent force growth, and ongoing strength in our underwriting margins and net investment income,” said Gary C. Bhojwani, chief executive officer. “We posted our ninth consecutive quarter of sales growth, led by record annuity collected premiums and strong Medicare and long-term care sales.”

“Our sustained sales growth is translating into earnings growth, with operating earnings per share up 26%. All Growth Scorecard performance metrics are up once again. As we advance our growth strategy, we continue to optimize the balance between production, profitability and capital management.”

“CNO has a unique and differentiated position to serve the middle-income market through our products, distribution capabilities and proven track record of execution. We enter the fourth quarter with momentum, supported by favorable demographic trends, a supportive macroeconomic environment and our strong financial position.”

Third Quarter 2024 Highlights (as compared to the corresponding period in the prior year unless otherwise stated)

•Annuity collected premiums up 25%; Policyholder and client assets up 12%

•Medicare Supplement new annualized premiums ("NAP")(4) up 15%; Medicare Advantage sales up 26%

•Producing agent counts in the Consumer Division and Worksite Division up 5% and 17%, respectively

•Raising full-year guidance for earnings and cash flow

•     Returned $106.8 million to shareholders

•     Book value per share was $25.86; Book value per diluted share, excluding accumulated other comprehensive loss,(2) was $35.84

•     Return on equity ("ROE") of 11.8%; Operating ROE, as adjusted,(5) of 11.7%

FINANCIAL SUMMARY
Quarter End
(Amounts in millions, except per share data)
(Unaudited)

Net operating income, a non-GAAP(a) financial measure, is used consistently by CNO’s management to evaluate the operating performance of the company and is a measure commonly used in the life insurance industry. It differs from net income primarily because it excludes certain non-operating items such as net realized investment gains (losses) from sales and change in the allowance for credit losses, changes in fair values of embedded derivatives and market risk benefits and the liability for a deferred compensation plan, and certain significant and unusual items included in net income. Management believes an analysis of net operating income is important in understanding the profitability and operating trends of the Company’s business. Net income is the most directly comparable GAAP measure.

	Per diluted share
	Quarter ended			Quarter ended
	September 30,			September 30,
	2024	2023	% change	2024	2023	% change

Income from insurance products (b)	1.21	$0.76	59	$129.2	$86.8	49
Fee income	(0.03)	(0.03)	—	(2.7)	(2.9)	(7)
Investment income not allocated to product lines (c)	0.42	0.33	27	45.5	38.4	18
Expenses not allocated to product lines	(0.17)	0.07	n/m	(18.5)	7.5	n/m
Operating earnings before taxes	1.43	1.13		153.5	129.8
Income tax expense on operating income	(0.32)	(0.25)	28	(34.3)	(28.5)	20
Net operating income (1)	1.11	0.88	26	119.2	101.3	18
Net realized investment losses from sales, impairments and change in allowance for credit losses	(0.10)	(0.17)		(11.1)	(20.1)
Net change in market value of investments recognized in earnings	0.11	(0.08)		12.3	(9.2)
Changes in fair value of embedded derivative liabilities and market risk benefits	(1.19)	0.95		(127.1)	109.4
Other	(0.15)	0.05		(16.6)	5.7
Non-operating income (loss) before taxes	(1.33)	0.75		(142.5)	85.8
Income tax benefit (expense) on non-operating income	0.31	(0.17)		32.6	(19.8)
Net non-operating income (loss)	(1.02)	0.58		(109.9)	66.0
Net income	$0.09	$1.46		$9.3	$167.3

Weighted average diluted shares outstanding	107.1	114.5
n/m - not meaningful
____________________
(a)    GAAP is defined as accounting principles generally accepted in the United States of America.
(b)    Income from insurance products is the sum of the insurance margins of the annuity, health and life product lines, less expenses allocated to the insurance product lines. It excludes the income from our fee income business, investment income not allocated to product lines, net expenses not allocated to product lines (primarily holding company expenses) and income taxes. Insurance margin is management’s measure of the profitability of its annuity, health and life segments’ performance and consists of insurance policy income plus allocated investment income less insurance policy benefits, interest credited, commissions, advertising expense and amortization of acquisition costs.
(c)    Investment income not allocated to product lines represents net investment income less: (i) equity returns credited to policyholder account balances; (ii) the investment income allocated to our product lines; (iii) interest expense on notes payable, investment borrowings and financing arrangements; (iv) expenses related to the funding agreement-backed notes ("FABN") program; and (v) certain expenses related to benefit plans that are offset by special-purpose investment income; plus (vi) the impact of annual option forfeitures related to fixed indexed annuity surrenders.

FINANCIAL SUMMARY (continued)
Management vs. GAAP Measures
(Dollars in millions, except per share data)
(Unaudited)

Shareholders’ equity, excluding accumulated other comprehensive income (loss), and book value per share, excluding accumulated other comprehensive income (loss), are non-GAAP measures that are utilized by management to view the business without the effect of accumulated other comprehensive income (loss) which is primarily attributable to fluctuations in interest rates associated with fixed maturities, available for sale. Management views the business in this manner because the Company has the ability and generally, the intent, to hold investments to maturity and meaningful trends can be more easily identified without the fluctuations. In addition, shareholders' equity excludes net operating loss carryforwards in our non-GAAP return on equity measures as such assets are not discounted and, accordingly, will not provide a return to shareholders until after it is realized as a reduction to taxes that would otherwise be paid. Management believes that excluding this value from the equity component of this measure enhances the understanding of the effect these non-discounted assets have on operating returns.
___________________________________________________________________________________________________

	Quarter ended
	September 30,
	2024	2023

Trailing twelve months return on equity (a)	11.8%	14.5%
Trailing twelve months operating return on equity as adjusted to exclude accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure) (5)	11.7%	8.5%
Trailing twelve months operating return, excluding significant items, on equity as adjusted to exclude accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure) (5)	10.5%	8.0%

Shareholders’ equity	$2,687.8	$1,890.1
Accumulated other comprehensive loss	1,116.0	1,956.7

Shareholders’ equity, excluding accumulated other comprehensive loss	3,803.8	3,846.8
Net operating loss carryforwards	(273.9)	(102.6)
Shareholders' equity, excluding accumulated other comprehensive loss and net operating loss carryforwards	$3,529.9	$3,744.2

Book value per diluted share	$25.32	$16.58
Accumulated other comprehensive loss	10.52	17.17

Book value per diluted share, excluding accumulated other comprehensive loss (a non-GAAP financial measure) (2)	$35.84	$33.75

____________________
(a) Calculated using average shareholders’ equity for the measurement period.

Non-Operating Items
Net investment losses in 3Q24 were $11.1 million, including the favorable change in the allowance for credit losses of $11.6 million. Net investment losses in 3Q23 were $20.1 million, including the unfavorable change in the allowance for credit losses of $2.3 million.

During 3Q24 and 3Q23, we recognized an increase (decrease) in earnings of $12.3 million and $(9.2) million, respectively, due to the net change in market value of investments.

During 3Q24 and 3Q23, we recognized an increase (decrease) in earnings of $(127.1) million and $109.4 million, respectively, resulting from changes in the estimated fair value of embedded derivative liabilities and market risk benefits related to our fixed indexed annuities. Such amounts include the impacts of changes in market interest rates and equity impacts used to determine the estimated fair values of the embedded derivatives and market risk benefits. In addition, 3Q24 includes the impacts to the fair value of the embedded derivative and market risk benefits resulting from our comprehensive annual actuarial review.

Other non-operating items in 3Q24 included a charge of $8.3 million primarily related to a 5% workforce reduction and transition costs for outsourcing certain operations activities. In addition, other non-operating items included an increase (decrease) in earnings of $(3.5) million and $6.8 million in 3Q24 and 3Q23, respectively, for the mark-to-market change in the agent deferred compensation plan liability which was impacted by changes in the underlying actuarial assumptions used to value the liability. We recognize the mark-to-market change in the estimated value of this liability through earnings as assumptions change.

INVESTMENT PORTFOLIO
(Dollars in millions)

Fixed maturities, available for sale, at amortized cost by asset class as of September 30, 2024 are as follows:

	Investment grade	Below investment grade		Total
Corporate securities	$13,083.3	$641.9		$13,725.2
Certificates of deposit	470.0	—		470.0
United States Treasury securities and obligations of the United States government and agencies	210.8	—		210.8
States and political subdivisions	3,213.6	9.6		3,223.2
Foreign governments	103.2	—		103.2
Asset-backed securities	1,479.4	99.1		1,578.5
Agency residential mortgage-backed securities	812.5	—		812.5
Non-agency residential mortgage-backed securities	1,252.0	418.0	(a)	1,670.0
Collateralized loan obligations	1,083.2	—		1,083.2
Commercial mortgage-backed securities	2,285.8	84.0		2,369.8

Total	$23,993.8	$1,252.6		$25,246.4

____________________
(a)     Certain structured securities rated below investment grade by Nationally Recognized Statistical Rating Organizations may be assigned a NAIC 1 or NAIC 2 designation based on the cost basis of the security relative to estimated recoverable amounts as determined by the National Association of Insurance Commissioners (NAIC).

The fair value of CNO’s available for sale fixed maturity portfolio was $23.7 billion compared with an amortized cost of $25.2 billion. Net unrealized losses were comprised of gross unrealized gains of $300.3 million and gross unrealized losses of $1,796.1 million. The allowance for credit losses was $25.9 million at September 30, 2024.

Statutory (based on non-GAAP measures) and GAAP Capital Information
The consolidated statutory risk-based capital ratio of our U.S. based insurance subsidiaries was estimated at 388% at September 30, 2024, reflecting estimated 3Q24 statutory operating earnings of $8.4 million (and $32.5 million in the first nine months of 2024) and the payment of insurance company dividends (net of capital contributions) to the holding company of $38.9 million during 3Q24 (and $111.9 million (net of capital contributions) in the first nine months of 2024).

During 3Q24, we repurchased $90.0 million of common stock under our securities repurchase program (including $1.4 million of repurchases settled in 4Q24). We repurchased 2.8 million common shares at an average cost of $32.03 per share. As of September 30, 2024, we had 103.9 million shares outstanding and had authority to repurchase up to an additional $331.8 million of our common stock. During 3Q24, dividends paid on common stock totaled $16.9 million.

Unrestricted cash and investments held by our holding company were $453 million at September 30, 2024 compared to $256.0 million at December 31, 2023. In addition, the holding company has invested $500 million of the proceeds from the previously announced May 2024 issuance of $700.0 million of 6.450% senior notes due 2034 (the "2034 Notes") primarily into certificates of deposit which are expected to be used for the repayment of $500.0 million of 5.250% senior notes due May 2025 (the "2025 Notes").

Book value per common share was $25.86 at September 30, 2024 compared to $20.26 at December 31, 2023. Book value per diluted share, excluding accumulated other comprehensive income (loss) (2), was $35.84 at September 30, 2024 compared to $33.94 at December 31, 2023.

The debt-to-capital ratio was 40.5% and 34.0% at September 30, 2024 and December 31, 2023, respectively. Our debt-to-total capital ratio, excluding accumulated other comprehensive income (loss)(3), was 32.5% and 23.1% at September 30, 2024 and December 31, 2023, respectively. Such ratios reflect the issuance of the 2034 Notes in May 2024. At September 30, 2024, adjusting for the expected repayment of the 2025 Notes, the debt-to-total capital ratio would have been 33.2% and the debt-to-total capital ratio, excluding accumulated other comprehensive income (loss), would have been 26.0%.

Return on equity for the trailing four quarters ended September 30, 2024 and 2023 was 11.8% and 14.5%, respectively. Operating return, excluding significant items, on equity as adjusted to exclude accumulated other comprehensive income (loss) and net operating loss carryforwards(5), for the trailing four quarters ended September 30, 2024 and 2023 was 10.5% and 8.0%, respectively.

In this news release, CNO includes non-GAAP measures to enhance investors’ understanding of management’s view of the business. The non-GAAP measures are not a substitute for GAAP, but rather a supplement to increase transparency by providing a broader perspective. CNO’s definitions of non-GAAP measures may differ from other companies’ definitions. More detailed information including various GAAP and non-GAAP measurements are located at CNOinc.com in the Investors section under SEC Filings.

CAUTION REGARDING FORWARD-LOOKING STATEMENTS:

This press release may contain forward-looking statements within the meaning of federal securities laws. These prospective statements reflect management’s current expectations, but are not guarantees of future performance. Accordingly, please refer to CNO’s cautionary statement regarding forward-looking statements, and the business environment in which the Company operates, contained in the Company’s Form 10-K for the year ended December 31, 2023 and any subsequent Form 10-Q or Form 10-K on file with the Securities and Exchange Commission and on the Company’s website at CNOinc.com in the Investors section.  CNO specifically disclaims any obligation to update or revise any forward-looking statement because of new information, future developments or otherwise.

EARNINGS RELEASE CONFERENCE CALL WEBCAST:

The Company will host a conference call to discuss results on November 1, 2024 at 11:00 a.m. Eastern Time. During the call, we will be referring to a presentation that will be available at the Investors section of the company's website.

To participate by dial-in, please register at https://www.netroadshow.com/events/login?show=7b707407&confId=72581. Upon registering, you will be provided with call details and a registrant ID used to track attendance on the conference call. Reminders will also be sent to registered participants via email.

For those investors who prefer to listen to the call online, we will be broadcasting the call live via webcast. The event can be accessed through the Investors section of the company's website: ir.CNOinc.com. Participants should go to the website at least 15 minutes before the event to register and download any necessary audio software.

ABOUT CNO FINANCIAL GROUP

CNO Financial Group, Inc. (NYSE: CNO) secures the future of middle-income America. CNO provides life and health insurance, annuities, financial services, and workforce benefits solutions through our family of brands, including Bankers Life, Colonial Penn, Optavise and Washington National. Our customers work hard to save for the future, and we help protect their health, income, and retirement needs with 3.2 million policies and $38 billion in total assets. Our 3,500 associates, 4,800 exclusive agents and more than 5,000 independent partner agents guide individuals, families, and businesses through a lifetime of financial decisions. For more information, visit CNOinc.com.

CNO FINANCIAL GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
(Dollars in millions)
(unaudited)

	September 30, 2024	December 31, 2023
ASSETS
Investments:
Fixed maturities, available for sale, at fair value (net of allowance for credit losses: September 30, 2024 - $25.9 and December 31, 2023 - $42.9; amortized cost: September 30, 2024 - $25,246.4 and December 31, 2023 - $23,699.2)	$23,724.7	$21,506.2
Equity securities at fair value	120.5	96.9
Mortgage loans (net of allowance for credit losses: September 30, 2024 - $16.5 and December 31, 2023 - $15.4)	2,372.7	2,064.1
Policy loans	133.3	128.5
Trading securities	217.4	222.7
Investments held by variable interest entities (net of allowance for credit losses: September 30, 2024 - $1.8 and December 31, 2023 - $3.1; amortized cost: September 30, 2024 - $258.8 and December 31, 2023 - $787.6)	250.1	768.6
Other invested assets	1,595.5	1,353.4
Total investments	28,414.2	26,140.4
Cash and cash equivalents - unrestricted	1,164.7	774.5
Cash and cash equivalents held by variable interest entities	80.6	114.5
Accrued investment income	276.2	251.5
Present value of future profits	165.7	180.7
Deferred acquisition costs	2,100.9	1,944.4
Reinsurance receivables (net of allowance for credit losses: September 30, 2024 - $3.0 and December 31, 2023 - $3.0)	3,906.7	4,040.7
Market risk benefit asset	96.4	75.4
Income tax assets, net	788.7	936.2
Assets held in separate accounts	3.3	3.1
Other assets	648.0	641.1
Total assets	$37,645.4	$35,102.5
LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Liabilities for insurance products:
Policyholder account balances	$17,240.5	$15,667.8
Future policy benefits	12,179.6	11,928.2
Market risk benefit liability	1.0	7.4
Liability for life insurance policy claims	59.9	62.1
Unearned and advanced premiums	217.4	218.9
Liabilities related to separate accounts	3.3	3.1
Other liabilities	951.0	848.8
Investment borrowings	2,188.9	2,189.3
Borrowings related to variable interest entities	283.1	820.8
Notes payable – direct corporate obligations	1,832.9	1,140.5
Total liabilities	34,957.6	32,886.9
Commitments and Contingencies
Shareholders' equity:
Common stock ($0.01 par value, 8,000,000,000 shares authorized, shares issued and outstanding: September 30, 2024 – 103,922,954; December 31, 2023 – 109,357,540)	1.0	1.1
Additional paid-in capital	1,715.9	1,891.5
Accumulated other comprehensive loss	(1,116.0)	(1,576.8)
Retained earnings	2,086.9	1,899.8
Total shareholders' equity	2,687.8	2,215.6
Total liabilities and shareholders' equity	$37,645.4	$35,102.5

CNO FINANCIAL GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF OPERATIONS
(Dollars in millions, except per share data)
(unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2024	2023	2024	2023
Revenues:
Insurance policy income	$645.0	$626.0	$1,914.9	$1,879.8
Net investment income:
General account assets	366.3	324.8	1,019.9	925.1
Policyholder and other special-purpose portfolios	87.6	(33.0)	312.3	109.4
Investment gains (losses):
Realized investment losses	(13.1)	(21.6)	(49.4)	(58.0)
Other investment gains (losses)	14.3	(7.7)	41.2	(21.2)
Total investment gains (losses)	1.2	(29.3)	(8.2)	(79.2)
Fee revenue and other income	29.5	59.0	113.4	141.2
Total revenues	1,129.6	947.5	3,352.3	2,976.3
Benefits and expenses:
Insurance policy benefits	726.2	399.1	1,926.4	1,574.7
Liability for future policy benefits remeasurement (gain) loss	7.3	(0.1)	(29.1)	8.8
Change in fair value of market risk benefits	(16.1)	(33.8)	(30.0)	(36.6)
Interest expense	68.0	62.6	192.4	174.9
Amortization of deferred acquisition costs and present value of future profits	64.0	57.0	185.9	168.5
Other operating costs and expenses	269.2	247.1	798.9	775.3
Total benefits and expenses	1,118.6	731.9	3,044.5	2,665.6
Income before income taxes	11.0	215.6	307.8	310.7
Income tax expense	1.7	48.3	69.9	70.5
Net income	$9.3	$167.3	$237.9	$240.2
Earnings per common share:
Basic:
Weighted average shares outstanding	105,101,000	112,689,000	107,265,000	113,836,000
Net income	$.09	$1.48	$2.22	$2.11
Diluted:
Weighted average shares outstanding	107,131,000	114,462,000	109,078,000	115,613,000
Net income	$.09	$1.46	$2.18	$2.08

NOTES
(1)Management believes that an analysis of net income applicable to common stock before: (i) net realized investment gains or losses from sales, impairments and the change in allowance for credit losses, net of taxes; (ii) net change in market value of investments recognized in earnings, net of taxes; (iii) changes in fair value of embedded derivative liabilities and market risk benefits related to our fixed indexed annuities, net of taxes; (iv) fair value changes related to the agent deferred compensation plan, net of taxes; (v) gains or losses related to material reinsurance transactions, net of taxes; (vi) loss on extinguishment of debt, net of taxes; (vii) changes in the valuation allowance for deferred tax assets and other tax items; and (viii) other non-operating items consisting primarily of earnings attributable to variable interest entities, net of taxes ("net operating income," a non-GAAP financial measure) is important to evaluate the financial performance of the company, and is a key measure commonly used in the life insurance industry. Management uses this measure to evaluate performance because the items excluded from net operating income can be affected by events that are unrelated to the company's underlying fundamentals. A reconciliation of net operating income to net income applicable to common stock is provided in the table on page 2. Additional information concerning this non-GAAP measure is included in our periodic filings with the Securities and Exchange Commission that are available in the "Investors - SEC Filings" section of CNO's website, CNOinc.com.
(2)Book value per diluted share reflects the potential dilution that could occur if outstanding stock options were exercised and restricted stock and performance units were vested. The dilution from options, restricted shares and performance units is calculated using the treasury stock method. Under this method, we assume the proceeds from the exercise of the options (or the unrecognized compensation expense with respect to restricted stock and performance units) will be used to purchase shares of our common stock at the closing market price on the last day of the period. In addition, the calculation of this non-GAAP measure differs from the corresponding GAAP measure because accumulated other comprehensive income (loss) has been excluded from the value of capital used to determine this measure. Management believes this non-GAAP measure is useful because it removes the volatility that arises from changes in the unrealized appreciation (depreciation) of our investments.
(3)The calculation of this non-GAAP measure differs from the corresponding GAAP measure because accumulated other comprehensive income (loss) has been excluded from the value of capital used to determine this measure. Management believes this non-GAAP measure is useful because it removes the volatility that arises from changes in the unrealized appreciation (depreciation) of our investments.
(4)Measured by new annualized premiums for life and health products, which includes 10% of single premium whole life deposits and 100% of all other premiums (excluding annuities). Sales of third-party products are excluded.
(5)The following summarizes the calculations of: (i) operating return on equity as adjusted to exclude accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure); (ii) operating return, excluding significant items, as adjusted to exclude accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure); and (iii) return on equity are as follows (dollars in millions):

	Trailing twelve months ended
	3Q24	3Q23
Net operating income	$425.2	$305.1

Net operating income, excluding significant items	$380.0	$287.7

Net income	$274.2	$278.2

Average common equity, excluding accumulated other
comprehensive income (loss) and net operating loss
carryforwards (a non-GAAP financial measure)	$3,620.8	$3,582.8

Average common shareholders' equity	$2,325.3	$1,918.3

Operating return on equity as adjusted to exclude accumulated other comprehensive income (loss) and net operating loss
carryforwards (a non-GAAP financial measure)	11.7%	8.5%

Operating return, excluding significant items, on equity as adjusted to exclude accumulated other comprehensive income (loss) and
net operating loss carryforwards (a non-GAAP financial measure)	10.5%	8.0%

Return on equity	11.8%	14.5%

The following summarizes: (i) net operating income; (ii) significant items; (iii) net operating income, excluding significant items; and (iv) net income (loss) (dollars in millions):

					Net operating
				Net operating	income,
				income,	excluding		Net
				excluding	significant		income -
	Net operating	Significant		significant	items - trailing	Net	trailing
	income	items		items (a)	four quarters	income (loss)	four quarters
4Q22	$82.9	$(0.5)	(b)	$82.4	$342.5	$38.0	$630.6
1Q23	58.6	—		58.6	336.6	(0.8)	446.4
2Q23	62.3	—		62.3	281.2	73.7	286.8
3Q23	101.3	(16.9)	(c)	84.4	287.7	167.3	278.2
4Q23	133.9	(26.4)	(d)	107.5	312.8	36.3	276.5
1Q24	57.5	—		57.5	311.7	112.3	389.6
2Q24	114.6	—		114.6	364.0	116.3	432.2
3Q24	119.2	(18.8)	(e)	100.4	380.0	9.3	274.2

(a) See note (6) for additional information.

(b) Comprised of $.7 million of the net favorable impact arising from our comprehensive annual actuarial review, net of tax expense of $.2 million.

(c) Comprised of $21.7 million of legal recoveries, net of expenses and increased legal accruals, net of tax expense of $4.8 million.

(d) Comprised of $33.9 million of the net favorable impact arising from our comprehensive annual actuarial review, net of tax expense of $7.5 million.

(e) Comprised of $27.3 million of the net favorable impact arising from our comprehensive annual actuarial review and $2.9 million of the unfavorable impact related to a fixed asset impairment, net of tax expense of $5.6 million.

A reconciliation of pre-tax operating earnings (a non-GAAP financial measure) to net income is as follows (dollars in millions):

	Twelve months ended
	3Q24	3Q23
Pre-tax operating earnings (a non-GAAP financial measure)	$549.0	$394.4
Income tax expense	(123.8)	(89.3)
Net operating income	425.2	305.1
Non-operating items:
Net realized investment losses from sales, impairments and change in allowance for credit losses	(36.2)	(91.3)
Net change in market value of investments recognized in earnings	38.2	(24.1)
Changes in fair value of embedded derivative liabilities and market risk benefits	(170.9)	78.3
Fair value changes related to the agent deferred compensation plan	(10.3)	7.0
Other	(15.9)	(5.1)
Non-operating loss before taxes	(195.1)	(35.2)
Income tax benefit on non-operating loss	44.1	8.3
Net non-operating loss	(151.0)	(26.9)
Net income	$274.2	$278.2

A reconciliation of consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure) to common shareholders’ equity, is as follows (dollars in millions):

	1Q22	2Q22	3Q22	4Q22
Consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards
(a non-GAAP financial measure)	$3,141.7	$3,329.0	$3,510.3	$3,557.1
Net operating loss carryforwards	238.2	214.7	190.9	169.0
Accumulated other comprehensive loss	(561.5)	(1,415.8)	(1,837.8)	(1,957.3)
Common shareholders' equity	$2,818.4	$2,127.9	$1,863.4	$1,768.8

	1Q23	2Q23	3Q23	4Q23
Consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards
(a non-GAAP financial measure)	$3,543.8	$3,603.0	$3,744.2	$3,712.8
Net operating loss carryforwards	152.4	126.3	102.6	79.6
Accumulated other comprehensive loss	(1,664.4)	(1,733.5)	(1,956.7)	(1,576.8)
Common shareholders' equity	$2,031.8	$1,995.8	$1,890.1	$2,215.6

	1Q24	2Q24	3Q24
Consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards
(a non-GAAP financial measure)	$3,536.8	$3,596.7	$3,529.9
Net operating loss carryforwards	311.2	296.5	273.9
Accumulated other comprehensive loss	(1,480.3)	(1,464.3)	(1,116.0)
Common shareholders' equity	$2,367.7	$2,428.9	$2,687.8

A reconciliation of consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure) to common shareholders’ equity, is as follows (dollars in millions):

	Trailing four quarter average
	3Q24	3Q23
Consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards
(a non-GAAP financial measure)	$3,620.8	$3,582.8
Net operating loss carryforwards	218.9	148.6
Accumulated other comprehensive loss	(1,514.4)	(1,813.1)
Common shareholders' equity	$2,325.3	$1,918.3

(6)    The tables below summarize the financial impact of significant items on our net operating income. Management believes that identifying the impact of these items enhances the understanding of our operating results (dollars in millions, except per share data).

	Three months ended
	September 30, 2024
	Actual results	Significant items		Excluding significant items
Insurance product margin
Annuity margin	$91.1	$(36.2)	(a)	$54.9
Health margin	127.8	8.2	(a)	136.0
Life margin	63.3	0.7	(a)	64.0
Total insurance product margin	282.2	(27.3)		254.9
Allocated expenses	(153.0)	—		(153.0)
Income from insurance products	129.2	(27.3)		101.9
Fee income	(2.7)	—		(2.7)
Investment income not allocated to product lines	45.5	—		45.5
Expenses not allocated to product lines	(18.5)	2.9	(b)	(15.6)
Operating earnings before taxes	153.5	(24.4)		129.1
Income tax (expense) benefit on operating income	(34.3)	5.6		(28.7)
Net operating income	$119.2	$(18.8)		$100.4

Net operating income per diluted share	$1.11	$(0.17)		$0.94
___________
(a)Comprised of $27.3 million of the net favorable impact arising from our comprehensive annual actuarial review.
(b)Comprised of $2.9 million of the unfavorable impact related to a fixed asset impairment.

	Three months ended
	December 31, 2023
	Actual results	Significant items		Excluding significant items
Insurance product margin
Annuity margin	$63.6	$(12.9)	(a)	$50.7
Health margin	146.4	(22.3)	(a)	124.1
Life margin	64.6	1.3	(a)	65.9
Total insurance product margin	274.6	(33.9)		240.7
Allocated expenses	(138.8)	—		(138.8)
Income from insurance products	135.8	(33.9)		101.9
Fee income	17.8	—		17.8
Investment income not allocated to product lines	38.3	—		38.3
Expenses not allocated to product lines	(19.8)	—		(19.8)
Operating earnings before taxes	172.1	(33.9)		138.2
Income tax (expense) benefit on operating income	(38.2)	7.5		(30.7)
Net operating income	$133.9	$(26.4)		$107.5

Net operating income per diluted share	$1.18	$(0.23)		$0.95
___________
(a)Comprised of $33.9 million of the net favorable impact arising from our comprehensive annual actuarial review.

	Three months ended
	September 30, 2023
	Actual results	Significant items		Excluding significant items
Insurance product margin
Annuity margin	$57.0	$—		$57.0
Health margin	123.2	—		123.2
Life margin	59.8	—		59.8
Total insurance product margin	240.0	—		240.0
Allocated expenses	(153.2)	—		(153.2)
Income from insurance products	86.8	—		86.8
Fee income	(2.9)	—		(2.9)
Investment income not allocated to product lines	38.4	—		38.4
Expenses not allocated to product lines	7.5	(21.7)	(a)	(14.2)
Operating earnings before taxes	129.8	(21.7)		108.1
Income tax (expense) benefit on operating income	(28.5)	4.8		(23.7)
Net operating income	$101.3	$(16.9)		$84.4

Net operating income per diluted share	$0.88	$(0.14)		$0.74
___________
(a)Comprised of $21.7 million of legal recoveries, net of expenses and increased legal accruals.

	Three months ended
	December 31, 2022
	Actual results	Significant items		Excluding significant items
Insurance product margin
Annuity margin	$50.8	$3.2	(a)	$54.0
Health margin	140.4	(18.3)	(a)	122.1
Life margin	43.3	14.4	(a)	57.7
Total insurance product margin	234.5	(0.7)		233.8
Allocated expenses	(149.1)	—		(149.1)
Income from insurance products	85.4	(0.7)		84.7
Fee income	9.2	—		9.2
Investment income not allocated to product lines	25.2	—		25.2
Expenses not allocated to product lines	(12.8)	—		(12.8)
Operating earnings before taxes	107.0	(0.7)		106.3
Income tax (expense) benefit on operating income	(24.1)	0.2		(23.9)
Net operating income	$82.9	$(0.5)		$82.4

Net operating income per diluted share	$0.71	$—		$0.71
___________
(a)Comprised of $0.7 million of the net favorable impact arising from our comprehensive annual actuarial review.

For further information:

CNO News Media
Valerie Dolenga
Valerie.Dolenga@CNOinc.com

CNO Investor Relations
Adam Auvil
Adam.Auvil@CNOinc.com